EXHIBIT 2.5

                         INDEMNITY AND ESCROW AGREEMENT


     THIS Indemnity and Escrow Agreement (this "Indemnity and Escrow Agreement") is entered into as of the 11th day of February, 1998, by and among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp. (collectively "Rose Shanis"); Norman J. Glick, Susan M. Glick, individually and as Personal Representative of the Estate of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Marital Trust under the Last Will and Testament of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Bypass Trust under the Last Will and Testament of Stephen J. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick, and Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin, and Norman J. Glick and Susan M. Glick, Trustees of the Norman J. Glick Trust Share of the Bernice Shanis Trust, the Stephen J. Glick Trust Share of the Bernice Shanis Trust, the Norman J. Glick Trust Share of the Ely Shanis Trust, and the Stephen J. Glick Trust Share of the Ely Shanis Trust (collectively the "Owners"); Mason-Dixon Bancshares, Inc. ("Mason-Dixon"); Bay Finance, LLC, and Bay Insurance, LLC (the "Subsidiaries"); and FMB Trust Company, N.A., a national banking association organized under the laws of the United States ("Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Asset Purchase Agreement as of November 26, 1997, as amended (the "Asset Purchase Agreement").

                                    RECITALS

     Execution and delivery of this Indemnity and Escrow Agreement by Rose Shanis and the Owners is a condition to the obligations of Mason-Dixon and the Subsidiaries to close under the Asset Purchase Agreement. The Asset Purchase Agreement provides that a portion of the Purchase Price shall be held in escrow in accordance with the terms and conditions of this Indemnity and Escrow
Agreement. Rose Shanis and the Owners have approved the transactions contemplated by the Asset Purchase Agreement ("Transactions") and desire to enter into this Indemnity and Escrow Agreement to induce Mason-Dixon and the Subsidiaries to consummate the Transactions. This Indemnity and Escrow Agreement shall be the exclusive mechanism for exercising Mason-Dixon's right to indemnification under the Asset Purchase Agreement. The Owners plan to liquidate Rose Shanis shortly after the date of this Indemnity and Escrow Agreement. The individuals named above as trustees under the Trusts identified above and the Personal Representative sign this Indemnity and Escrow Agreement solely in their fiduciary capacities and shall have no personal liability hereunder unless such individuals also sign this Indemnity and Escrow Agreement individually. The personal liability of Susan M. Glick is limited to the greater of the Escrowed Amount (as defined in Section 4.2) or the amount of the Purchase Price she receives as beneficiary of the Marital and Bypass Trusts under the Last Will and Testament of Stephen J. Glick.

     NOW, THEREFORE, in consideration of and in reliance upon the promises and covenants in this Indemnity and Escrow Agreement, the parties agree as follows:


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     1. Indemnification by Rose Shanis and the Owners.

          1.1. Rose Shanis and the Owners, jointly and severally, subject to the limitations of Section 1.3, shall be liable for, indemnify Mason-Dixon and the Subsidiaries, their successors and assigns and their affiliates and each director, officer, employee and agent of each of the foregoing (each being sometimes called an "Indemnified Party" and collectively the "Indemnified Parties") with respect to, hold the Indemnified Parties harmless from, and reimburse the Indemnified Parties for, any claims, actions, demands, proceedings, losses, liabilities, damages (including incidental and consequential damages), expenses (including reasonable attorneys' fees), or diminution of value, whether or not involving a third-party claim, (collectively, the "Mason-Dixon Losses," and singly, a "Mason-Dixon Loss"), which arise out of or are in respect of, directly or indirectly:

               1.1.1. any breach of any representation or warranty of Rose Shanis contained in the Asset Purchase Agreement;

               1.1.2. the breach of any covenant, agreement or obligation of the Owners or Rose Shanis contained in either the Asset Purchase Agreement or the Assignment of Master Dealer Agreements; or

               1.1.3. any claim by any third party arising from any act or omission by Rose Shanis or its officers, employees, agents or affiliates relating to or arising out of the Business, including, but not limited to, claims relating to or arising out of the origination, purchase, servicing, collection or sale of Loans by Rose Shanis prior to and including the Closing Date, whether such a transaction was completed before, on or after the Closing Date (except with respect to any liability or obligation arising out of any action by Mason-Dixon or the Subsidiaries after the Closing Date).

"Mason-Dixon Loss" also includes all amounts which Bay Finance, LLC, would have had the right to charge against the Reserve Funds identified on Exhibit A pursuant to the terms of the appropriate Master Dealer Agreement if Bay Finance, LLC, had acquired such Reserve Funds, or, if no Master Dealer Agreement is effective at the date hereof, all amounts which Bay Finance, LLC, would have had the right to charge against the Reserve Funds identified on Exhibit B had the Master Dealer Agreement attached as Exhibit C been effective. These Mason-Dixon Losses are sometimes called "Mason-Dixon Dealer Reserve Losses."

"Mason-Dixon Loss" further includes interest computed on the total amount of Reserve Funds identified on Exhibits A and B for which the liability has not been assumed by Bay Finance, LLC, or discharged by payment to the dealers, as such amount changes from time to time, at an annual interest rate equivalent to the Prime Rate published in the Money Rates Section of The Wall Street Journal from time to time. Such Mason-Dixon Losses are called "Mason-Dixon Dealer Reserve Interest Losses." Mason-Dixon may give Notice of Claim (as described in
Section 1.2) with respect to Mason-Dixon Dealer Reserve Interest Losses not more frequently than quarterly beginning April 1, 1998.



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The  right  to  indemnification  shall  not be  affected  by  any  investigation conducted with respect to or any knowledge acquired by Mason-Dixon at any time, whether before or after the execution and delivery of this Indemnity and Escrow Agreement, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or obligation of Rose Shanis.

          1.2. Notice of Claim. Promptly after notice by Mason-Dixon of any facts or events that may result in a Mason-Dixon Loss, Mason-Dixon shall give written notice ("Notice of Claim") to the Owners and the Escrow Agent. The Notice of Claim shall set forth the amount of the claim, or Mason-Dixon's then best estimate of the amount of the claim. Mason-Dixon shall furnish to the Owners, in reasonable detail, such information as Mason-Dixon may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by Mason-Dixon in the performance of the foregoing shall reduce or otherwise affect the obligation of Rose Shanis and the Owners to indemnify and hold Mason-Dixon harmless, except to the extent that such failure or delay has adversely affected Rose Shanis or the Owners' ability to defend against, settle or satisfy the claim.

          1.3. Limitations. The obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties is subject to the following limitations:

               1.3.1. The Indemnified Parties shall look first to the Escrowed Amount (as defined in Section 4.2) for the discharge of Rose Shanis and the Owners' obligations hereunder. Such action by the Indemnified Parties, however, shall not release or satisfy any of Rose Shanis' or the Owners' obligations hereunder to the Indemnified Parties, except to the extent satisfied out of the Escrowed Amount.

               1.3.2. From the date hereof until the first anniversary of this Indemnity and Escrow Agreement (February 11, 1999) ("First Anniversary"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to any Mason-Dixon Loss incurred as a result of or in connection with any claim by any state or federal regulatory authority arising out of or relating to 16 C.F.R. ss. 444.4 (1997), as it may be amended, is limited to Notices of Claim made during this period in an aggregate amount of the Purchase Price.

               1.3.3. From the date hereof until the First Anniversary, the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Losses not included in Section 1.3.2 is limited to Notices of Claim made during this period in an aggregate amount of $7,811,742.

               1.3.4. From the First Anniversary until the second anniversary of this Indemnity and Escrow Agreement (February 11, 2000) ("Second Anniversary"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Losses is limited to Notices of Claim made during this period in an aggregate amount of $4,311,742.



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               1.3.5. From the Second Anniversary until the third anniversary of this Indemnity and Escrow Agreement (February 11, 2001) ("Third Anniversary"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Losses is limited to Notices of Claim made during this period in an aggregate amount of $2,311,742.

               1.3.6. From the Third Anniversary until the fourth anniversary of this Indemnity and Escrow Agreement (February 11, 2002) ("Termination Date"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Dealer Reserve Losses is limited to Notices of Claim made during this period in an aggregate amount of $311,742. From the Third Anniversary until the fourth anniversary of this Indemnity and Escrow Agreement (February 11, 2002) ("Termination Date"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Dealer Reserve Interest Losses is limited to Notices of Claim made during this period in an aggregate amount of $25,000.


               1.3.7. Notwithstanding any other provision of this Indemnity and Escrow Agreement, the aggregate amount Rose Shanis and the Owners are obligated to pay under this Indemnity and Escrow Agreement shall not exceed $7,811,742 plus the amount paid under Section 1.3.2, but in no event shall Rose Shanis and the Owners pay more than the Purchase Price.

     2. Mason-Dixon's Obligation to Mitigate. Except for claims asserted by third parties and Mason-Dixon Dealer Reserve Losses, Mason-Dixon shall exercise commercially reasonable efforts to mitigate the amount of any Mason-Dixon Loss.

     3. Rose Shanis and the Owners' Defense.

          This Section applies only to claims asserted by third parties. If the claim asserted by a Notice of Claim arises because of a claim or demand that is asserted by a third party, including, but not limited to, any governmental unit or a Rose Shanis borrower, Rose Shanis and the Owners shall have 15 days after the date of the Notice of Claim to notify Mason-Dixon in writing of their election to defend the claim on behalf of the Indemnified Party. If Rose Shanis and the Owners elect to defend the claim, the Indemnified Party shall make available to Rose Shanis and the Owners all records and other materials which are reasonably required in the defense of the claim and shall otherwise cooperate with and assist Rose Shanis and the Owners in the defense of the claim. So long as Rose Shanis and the Owners are defending the claim in good faith, the Indemnified Party shall not pay, settle or compromise the claim. If Rose Shanis and the Owners elect to defend the claim, the Indemnified Party shall have the right to participate in the defense of the claim, at its own expense. If Rose Shanis and the Owners do not elect to defend the claim, or do not defend the claim in good faith, then the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at Rose Shanis and the Owners' expense, to defend the claim or to pay or settle the claim. Notwithstanding any of the foregoing, (a) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, the claim; and
(b) the Indemnified Party's defense of or its participation in the


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defense  of the claim  shall not in any way  diminish  the  obligations  of Rose
Shanis and the Owners. Rose Shanis and the Owners shall not make any settlement of the claim without written consent of Mason-Dixon.

     4. Creation of Escrow.

          4.1. Appointment. Mason-Dixon, the Subsidiaries, Rose Shanis and the Owners jointly appoint the Escrow Agent as the escrow agent for purposes of and to act in accordance with the terms and conditions hereof, and the Escrow Agent accepts such appointment.

          4.2. Escrow Property. At Closing, Mason-Dixon shall pay to the Escrow Agent a portion of the Purchase Price equal to $7,811,742 (such amount, less the amount of any payments by the Escrow Agent to Mason-Dixon in accordance with the terms hereof, is referred to as the "Escrowed Amount"). Notwithstanding such payment to the Escrow Agent, Mason-Dixon shall be deemed to have fully satisfied its obligation to pay such part of the Purchase Price payable pursuant to the Asset Purchase Agreement. Rose Shanis (or the Owners) will report all income earned on, or derived from, the Escrowed Amount as their income. The Escrowed Amount shall be received and maintained by the Escrow Agent in an account (the "Escrow Account") until paid out in accordance with the terms of this Indemnity and Escrow Agreement.


          4.3. Investments. The Escrow Agent shall invest the amounts in the Escrow Account at the written direction of Rose Shanis, the Owners and
Mason-Dixon, or of any person designated in writing by such parties (for purposes of this Section 4.3, the "Investment Agent") in the direct obligations of, or in the obligations of any agency or authority of, the United States, any state of the United States and any political subdivision thereof (the "Government Obligations") or in such other investments as are directed by a writing signed by Rose Shanis, the Owners and Mason-Dixon. Uninvested funds shall be swept using a sweep investment vehicle that invests only in Government Obligations, including, without limitation, an open-end management type investment company registered under the Federal Investment Company Act of 1940 for which Escrow Agent or an affiliate provides services as investment advisor, custodian, transfer agent, registrar or similar of related services until the Escrow Agent receives written instructions from the Investment Agent. The Escrow Agent shall not be liable or otherwise responsible for failure to achieve any particular rate of return, or for any losses resulting from any investments provided for pursuant to this Indemnity and Escrow Agreement. All earnings in the Escrow Account shall be paid out to the Owners not less frequently than quarterly, within 30 days after the end of each calendar quarter.

          4.4. Payment of Claims. The Indemnified Parties shall be entitled to payment from the Escrow Account if Rose Shanis or the Owners are obligated to indemnify the Indemnified Party as provided in Section 1.

          4.5. Demand for Payment. From time to time, Mason-Dixon may give written notice ("Demand for Payment") to the Owners and the Escrow Agent specifying in


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reasonable detail the nature and dollar amount of any claim an Indemnified Party may have under Section 1 for which a Notice of Claim has been made and requesting payment of the claim from the Escrow Account.

          4.6. Disputed Claims, Arbitration. If the Owners do not object in writing to the Demand for Payment to the Escrow Agent and Mason-Dixon within 30 days after the date the Demand for Payment is received, the Escrow Agent shall pay the amount reported in the Demand for Payment to Mason-Dixon to the extent the Escrow Account contains sufficient funds for that purpose. If the Owners object to such payment, they shall give written notice to the Escrow Agent and Mason-Dixon of their objection to the payment of the claim (the "Objection Notice") within 30 days after the Demand for Payment was received. If the Objection Notice is timely received, the Escrow Agent shall make no payment to Mason-Dixon in respect of the claim reported in the Demand for Payment unless Mason-Dixon and the Owners jointly in writing instruct the Escrow Agent to make such payment. Mason-Dixon and the Owners shall make a good faith attempt to resolve the dispute. In the absence of joint instructions from Mason-Dixon and the Owners, upon written request by the Owners or Mason-Dixon made not earlier than 30 days after the Objection Notice is received, the Escrow Agent promptly shall refer the dispute concerning the Demand for Payment to the American Arbitration Association for settlement by arbitration in accordance with the Association's Commercial Arbitration Rules. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction. As part of such award, the arbitrator may establish his fee and expenses in connection therewith, which Mason-Dixon shall promptly pay. However, any award in an Indemnified Party's favor shall be increased by a percentage of such fees and expenses equal to the same percentage of an Indemnified Party's claim that is awarded to an Indemnified Party in arbitration. Any award shall be a conclusive determination of the matter and shall be final and binding upon all parties. The Escrow Agent promptly shall pay the amount of any award in an Indemnified Party's favor to Mason-Dixon, to the extent the Escrow Account contains sufficient funds for that purpose. Arbitration proceedings shall be held in Baltimore, Maryland, unless the Owners and Mason-Dixon agree upon another location.

          4.7.  Periodic   Determination  of  Escrowed  Amount.  On  the  First
Anniversary, the Escrow Agent shall notify the Owners and Mason-Dixon of the amount of any Notices of Claim and Demands for Payment made against the Escrow Account, the validity and amount of which have not been determined or the validity and amount of which have been determined, but which have not been paid. The Owners and Mason-Dixon shall promptly certify to Escrow Agent that each is in agreement with such amount. This amount is called the "Reserve." Within 5 business days of the First Anniversary, the Escrow Agent shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the Reserve and minus $4,311,742, to the extent the Escrow Account contains sufficient funds for that purpose.

               Each time an arbitration award is made regarding a claim after the First Anniversary and before the Second Anniversary, the Escrow Agent shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the then Reserve and minus $4,311,742, to the extent the Escrow Account contains sufficient funds for that purpose.



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               On the Second  Anniversary,  the Escrow  Agent  shall  notify the
Owners and Mason-Dixon of the then amount of the Reserve and, subject to certification of agreement with such amount by the Owners and Mason-Dixon, shall pay to the Owners within 5 business days of the Second Anniversary an amount from the Escrow Account equal to the Escrowed Amount minus the Reserve and minus $2,311,742, to the extent the Escrow Account contains sufficient funds for that purpose.

               Each time an arbitration award is made regarding a claim after the Second Anniversary and before the Third Anniversary, the Escrow Agent shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the then Reserve and minus $2,311,742, to the extent the Escrow Account contains sufficient funds for that purpose.

               On the Third Anniversary, the Escrow Agent shall notify the Owners and Mason-Dixon of the then amount of the Reserve and, subject to certification of agreement with such amount by the Owners and Mason-Dixon, shall pay to the Owners within 5 business days of the Third Anniversary an amount from the Escrow Account equal to the Escrowed Amount minus the Reserve and minus $336,742, to the extent the Escrow Account contains sufficient funds for that purpose.

               On the Termination Date, the Escrow Agent shall notify the Owners and Mason-Dixon of the then amount of the Reserve and, subject to certification of agreement with such amount by the Owners and Mason-Dixon, shall pay to the Owners within 5 business days of the Termination Date an amount from the Escrow Account equal to the Escrowed Amount minus the Reserve, to the extent the Escrow Account contains sufficient funds for that purpose. The Escrow Agent shall hold the Reserve until the claims described above are finally resolved. Upon resolution of any claims in favor of an Indemnified Party, the amount thereof shall be paid to the Indemnified Party. Upon resolution of all claims, the remaining amount shall be distributed to the Owners.

               No transfer to the Owners under this Section shall affect (i) any rights of any Indemnified Party with respect to pending claims for which an amount is held under this paragraph, or (ii) the continuing obligation of indemnity of Rose Shanis and Owners under Section 1 for the period set forth therein.

               The Escrow Agent shall disburse funds from the Escrow Account from time to time upon written notice from both Mason-Dixon and the Owners.

          4.8. Escrow Agent's Responsibility; Resignation; Removal.

               4.8.1. The Escrow Agent shall retain the Escrowed Amount in accordance with the terms and conditions of this Indemnity and Escrow Agreement, and shall be under no responsibility or obligation other than to follow the provisions hereof.

               4.8.2. The Escrow Agent may resign at any time upon 30 days written notice to Mason-Dixon and the Owners; within 20 days after receipt of such notice, Mason-Dixon shall select an independent bank or trust company to serve as the successor Escrow


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Agent,  subject to the reasonable consent of the Owners (which consent shall not be unreasonably withheld or delayed). In the event a successor is not selected and agreed upon within the time described above, the Escrow Agent may deposit the Escrowed Amount into a court of competent jurisdiction and request that the court appoint or cause the parties to appoint a successor Escrow Agent. Upon such deposit, the Escrow Agent shall be relieved of all future responsibilities under this Indemnity and Escrow Agreement.

               4.8.3. The Escrow Agent may be removed at any time upon written notice from both Mason-Dixon and the Owners.

               4.8.4. This Indemnity and Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Indemnity and Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by any provisions of any agreement among the other parties hereto except this Indemnity and Escrow Agreement.

               4.8.5. The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument, award, or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

               4.8.6. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Indemnity and Escrow Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

               4.8.7. The Escrow Agent makes no representations as to the validity, value or genuineness of any amounts, documents or instruments held by or delivered to it.

               4.8.8. MASON-DIXON, ROSE SHANIS AND THE ESCROW AGENT SPECIFICALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATED TO THIS INDEMNITY AND ESCROW AGREEMENT.

          4.9. No Liability of Escrow Agent. The Escrow Agent shall not be liable for any act or omission in good faith and in the absence of fraud or willful misconduct. The Escrow Agent shall in all cases be entitled to rely upon and be fully protected in acting or in refraining from acting under this
Indemnity  and  Escrow   Agreement  in  accordance  with  any  and  all  written
notifications received by it in accordance with this Indemnity and Escrow Agreement.



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          4.10.  Indemnification  of Escrow  Agent.  Mason-Dixon  and the Owners
hereby agree jointly and severally to indemnify and hold the Escrow Agent harmless from and against any and all actions, suits, proceedings, losses, liabilities, damages, costs and expenses (including attorneys' and experts' fees, costs of investigation, court costs, and sums expended in settlement of claims or litigation, pending or threatened) arising out of or in connection with this Indemnity and Escrow Agreement, the failure of any party to perform its obligations hereunder, or arising out of or in connection with any action or failure to act in good faith by the Escrow Agent from and after the date of this Indemnity and Escrow Agreement, save only any action or failure to act by the Escrow Agent that constitutes fraud or willful misconduct.

          4.11. Compensation. The Escrow Agent shall be entitled to reasonable compensation for all services rendered by it under this Indemnity and Escrow Agreement as provided for in Schedule A attached hereto. Such compensation shall be borne 50% by Rose Shanis and the Owners and 50% by Mason-Dixon and the Subsidiaries provided that the total amount of such compensation shall be the joint and several obligation of each of Mason-Dixon and the Subsidiaries, on the one hand, and Rose Shanis and the Owners, on the other.

          4.12. Successor Escrow Agent. If the Escrow Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association, without any further act, shall be the successor Escrow Agent with the same effect as if it had been named as the Escrow Agent herein, unless Mason-Dixon and the Owners provide otherwise.

     5. Miscellaneous.

          5.1. Representations, Warranties and Covenants of Rose Shanis and the Owners. Rose Shanis and the Owners hereby represent, warrant and covenant to Mason-Dixon, the Subsidiaries and the Escrow Agent that they have the full right, power and authority to enter into this Indemnity and Escrow Agreement; this Indemnity and Escrow Agreement constitutes their valid, legal and binding obligations, enforceable against them in accordance with its terms; and no set-off, counterclaim or other defense to enforcement of this Indemnity and Escrow Agreement exists or may be asserted by them in connection herewith.

          5.2. Governing Law. This Indemnity and Escrow Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Maryland without giving effect to the conflict of law rules thereof.

          5.3. Notices. All notices, writings and other communications required or permitted to be given pursuant to this Indemnity and Escrow Agreement shall be in writing and shall be given by hand-delivery or transmitted by United States certified mail, return receipt requested, postage prepaid, or via overnight carrier, to the addresses set forth below:


         If to Rose Shanis
         or the Owners:            Norman J. Glick
                                   3502 Round Hollow Road
                                   Baltimore, Maryland 21208

         With a copy to:           Adelberg, Rudow, Dorf, Hendler & Sameth, LLC
                                   600 Mercantile Bank & Trust Building
                                   2 Hopkins Plaza
                                   Baltimore, Maryland 21201
                                   Attn: David B. Rudow, Esquire

         If to Mason-Dixon         Mason-Dixon Bancshares, Inc.
         or the Subsidiaries:      45 West Main Street
                                   Westminster, Maryland 21157
                                   Attn: Thomas K. Ferguson, President and CEO

         With a copy to:           Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                                   233 East Redwood Street
                                   Baltimore, Maryland 21202
                                   Attn:  Carla Stone Witzel, Esquire

         If to Escrow Agent:       FMB Trust Company, N.A.
                                   25 South Charles Street, Mail Code 101-591
                                   Baltimore, Maryland 21201
                                   Attn: Ms. Pamela S. Hazelip

Each notice shall be deemed to have been received: (i) for hand deliveries, on the date of transmittal; (ii) for mailing, on the day following such mailing; and (iii) for overnight deliveries, on the day following such transmittal. The parties shall have the right to change their respective addresses set forth in this Section by giving notice of such change in accordance with this Section.

          5.4. Entire Agreement. The Recitals are a substantive part of this Indemnity and Escrow Agreement. This Indemnity and Escrow Agreement together with all other agreements and documents executed by the parties in connection with the Transactions represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

          5.5. Counterparts. This Indemnity and Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

          IN WITNESS WHEREOF, this Indemnity and Escrow Agreement has been duly executed by the parties hereto on the day and year first above written.

                                        ROSE SHANIS & CO., INC.


                                        By:/s/ Norman J. Glick                                  (SEAL)


                                        ROSE SHANIS SONS, INC.


                                        By:/s/ Norman J. Glick                                  (SEAL)


                                        ROSE SHANIS & CO.


                                        By:/s/ Susan M. Glick                                   (SEAL)
                                        Susan M. Glick, Trustee of the Norman J.
                                        Glick Trust Share of the Ely Shanis Trust,
                                        General Partner


                                        By:/s/ Susan M. Glick                                   (SEAL)
                                        Susan M. Glick, Trustee of the Stephen J. Glick
                                        Trust Share of the Ely Shanis Trust,
                                        General Partner


                                        By:/s/ Norman J. Glick                                  (SEAL)
                                        Norman J. Glick, Trustee of the Norman J.
                                        Glick Trust Share of the Ely Shanis Trust,
                                        General Partner


                                        By:/s/ Norman J. Glick                                  (SEAL)
                                        Norman J. Glick, Trustee of the Stephen J. Glick
                                        Trust Share of the Ely Shanis Trust,
                                        General Partner


                                        By:/s/ Susan M. Glick                                   (SEAL)
                                        Susan M. Glick, Trustee of the Norman J.
                                        Glick Trust Share of the Bernice Shanis Trust,
                                        General Partner







                                        By:/s/ Susan M. Glick                                   (SEAL)
                                        Susan M. Glick, Trustee of the Stephen J. Glick
                                        Trust Share of the Bernice Shanis Trust,
                                        General Partner


                                        By:/s/ Norman J. Glick                                  (SEAL)
                                        Norman J. Glick, Trustee of the Norman J.
                                        Glick Trust Share of the Bernice Shanis Trust,
                                        General Partner


                                        By:/s/ Norman J. Glick                                  (SEAL)
                                        Norman J. Glick, Trustee of the Stephen J. Glick
                                        Trust Share of the Bernice Shanis Trust,
                                        General Partner


                                        By:/s/ Norman J. Glick                                  (SEAL)
                                        Norman J. Glick, General Partner


                                        By:/s/ Susan M. Glick                                   (SEAL)
                                        Susan M. Glick, Personal Representative of
                                        the Estate of Stephen J. Glick, General Partner


                                  STEPHEN CORP.


                                        By:/s/ Norman J. Glick                                  (SEAL)



                                        NORMAN J. GLICK


                                        /s/ Norman J. Glick                                     (SEAL)







                                 SUSAN M. GLICK


                                       /s/ Susan M. Glick                                      (SEAL)


                                       SUSAN M. GLICK, PERSONAL
                                       REPRESENTATIVE OF THE
                                       ESTATE OF STEPHEN J. GLICK


                                       /s/ Susan M. Glick                                      (SEAL)


                                       /s/ Mitzi S. Glick                                      (SEAL)
                                       Mitzi  S. Glick, Trustee u/a Norman J. Glick
                                       dated May 14, 1997, FBO Robert  S. Glick


                                       /s/ Eugene Schreiber                                    (SEAL)
                                       Eugene  Schreiber, Trustee u/a Norman J. Glick
                                       dated May 14, 1997, FBO Robert  S. Glick


                                       /s/ Mitzi S. Glick                                      (SEAL)
                                       Mitzi  S. Glick, Trustee u/a Norman J. Glick
                                       dated May 14, 1997, FBO Bonnie  G. Dubin


                                       /s/ Eugene Schreiber                                    (SEAL)
                                       Eugene  Schreiber, Trustee u/a Norman J. Glick
                                       dated May 14, 1997, FBO Bonnie  G. Dubin


                                       /s/ Susan M. Glick                                      (SEAL)
                                       Susan M. Glick, Trustee of the Norman J.
                                       Glick Trust Share of the Ely Shanis Trust


                                       /s/ Susan M. Glick                                      (SEAL)
                                       Susan M. Glick, Trustee of the Stephen J. Glick
                                       Trust Share of the Bernice Shanis Trust







                                       /s/ Norman J. Glick                                     (SEAL)
                                       Norman J. Glick, Trustee of the Norman J.
                                       Glick Trust Share of the Ely Shanis Trust


                                       /s/ Norman J. Glick                                     (SEAL)
                                       Norman J. Glick, Trustee of the Stephen J. Glick
                                       Trust Share of the Bernice Shanis Trust


                                       Susan M. Glick and Gail Glick, Trustees of Marital
                                       Trust under the Last Will and Testament of Stephen
                                       J. Glick


                                       /s/ Susan M. Glick                                      (SEAL)
                                       Susan M. Glick, Trustee


                                       /s/ Gail Glick                                          (SEAL)
                                       Gail Glick, Trustee


                                       Susan M. Glick and Gail Glick, Trustees under
                                       Bypass Trust under the Last Will and Testament of
                                       Stephen J. Glick


                                       /s/ Susan M. Glick                                      (SEAL)
                                       Susan M. Glick, Trustee


                                       /s/ Gail Glick                                          (SEAL)
                                       Gail Glick, Trustee


                                       MASON-DIXON BANCSHARES, INC.


                                       By:/s/ Thomas K. Ferguson                               (SEAL)
                                       Thomas K. Ferguson, President







                                       BAY FINANCE, LLC


                                       By:/s/ Thomas K. Ferguson                               (SEAL)
                                       Thomas K. Ferguson, President
                                       of Mason-Dixon Bancshares, Inc.,
                                       Member


                                        BAY INSURANCE, LLC


                                        By:/s/ Thomas K. Ferguson                               (SEAL)
                                        Thomas K. Ferguson, President
                                        of Mason-Dixon Bancshares, Inc.,
                                        Member


FMB TRUST COMPANY, N.A.


By:/s/ Ronald J. Kruppa             (SEAL)
Ronald J. Kruppa, Escrow Agent

                                    Exhibit A
              Dealer Reserve list (Dealers with Written Agreements)



-----------------------------------------------------------
                                               DEALER
                                               RESERVE
                                               1/30/98
-----------------------------------------------------------
BELTWAY                           B                    $455
-----------------------------------------------------------
BOULDEN                           B                  $1,612
-----------------------------------------------------------
CARPET & FLOOR                                      $ 1,566
GALLERY                           B
-----------------------------------------------------------
CECIL AUTO                        B                     $14
-----------------------------------------------------------
EASTERN MTR                       B                  $2,490
-----------------------------------------------------------
G&W MOTOR                         B                 $19,744
-----------------------------------------------------------
JESSUP MTR                        B                     $99
-----------------------------------------------------------
MAIN STREET                       B                 $14,745
-----------------------------------------------------------
R&F AUTO                          B                    $929
-----------------------------------------------------------
TOTALS                                              $41,654
-----------------------------------------------------------

                                    Exhibit B
            Dealer Reserve list (Dealers without Written Agreements)



--------------------------------------------------------
                                              DEALER
                                              RESERVE
                                              1/30/98
--------------------------------------------------------
BILL CRAEMER                      C              $20,622
--------------------------------------------------------
COLUMBIA AUTO                     C                   $4
--------------------------------------------------------
MERIT MTR                         C              $56,724
--------------------------------------------------------
NORTHEAST                         C               $1,176
--------------------------------------------------------
THRIFT                            C              $12,693
--------------------------------------------------------
USED CAR CONN                     C               $4,906
--------------------------------------------------------
TOTALS                                           $95,065
--------------------------------------------------------



---------------------------------------------------------
                                              RESERVE

---------------------------------------------------------
CHESAPEAKE                        C              $120,982
---------------------------------------------------------
MD AUTO BUYERS                    C                  $143
---------------------------------------------------------
VARIETY AUTO                      C               $52,838
---------------------------------------------------------
TOTALS                                           $173,963
---------------------------------------------------------

                                    Exhibit C

                             MASTER DEALER AGREEMENT


         This Agreement made this ___ day of _____, ____, by and between ROSE SHANIS CO., INC., hereinafter referred to as "Lender", and ____________, hereinafter referred to as "Dealer".

         1. From time to time Dealer desires to sell Lender certain notes, chattel mortgages, conditional sales agreements, retail installment contracts, lease agreements and other obligations (all herein called "notes") endorsed or assigned by Dealer, all of which Dealer hereby warrants will be valid and enforceable deferred payment obligations, in accordance with the terms thereof, of the respective debtors to whom Dealer has leased or sold merchandise, and which Dealer further warrant are not subject to any disputes, setoffs or counterclaims. Lender is not obligated hereunder to buy any notes which are not acceptable to Lender, but when any such notes are sold to lender, the terms and conditions of this Master Dealer Agreement shall apply to each such sale. The purchase price for each note shall be agreed to by Lender and Dealer at the time each note is purchased. Dealer shall furnish Lender all original documents requested by Lender at the time of purchase. All notes purchased by Lender prior to the date of this Agreement are also subject to the terms of this Agreement.

         2. WARRANTIES AND RIGHTS. With regard to each note sold to Lender under this agreement:

            (a) Dealer represents and warrants that any note sold to Lender will have resulted from the sale or lease of Dealer's own property. Dealer further represents and warrants that any merchandise covered by said notes shall have been unconditionally accepted by the debtors and that at the time of assignment of any note by Dealer to Lender the merchandise will be in the possession of the debtor and will be the identical merchandise described in the note. Dealer further represents and warrants that Dealer has fully complied with, and that all notes covered by the terms hereof, shall be valid under all laws and regulations relative to said notes (including, but not limited to, the provisions of the Federal Truth-In-Lending Act, the Federal Equal Credit Opportunity Act, the Laws of the State of Maryland, and any and all laws and regulations controlling consumer and/or installment credit transactions). Dealer further represents and warrants that the debtors on any such notes shall not assert or allege and shall not have asserted or alleged at any time whether before or after the sale of such notes to Lender, any claims, counterclaims, setoffs or defenses of any nature whatsoever to such notes offered from Dealer for purchase by Lender. If any debtor should return to us any merchandise covered by any note sold by Dealer to Lender or if any debtor is dissatisfied with such merchandise, Dealer agrees to remedy any defect or to make adjustments to Lender's satisfaction. Lender shall have the right to make any compromise settlement with any debtor where the amount due upon any note is in dispute or where claims are made for allowances or discounts upon returned merchandise, but before consummating same Lender shall notify Dealer and Dealer shall thereupon be entitled to take a reassignment of such account upon the payment of the amount thereof to Lender, less any unearned discount. If any rebate or credit is allowed to any debtor by Dealer or by Lender, as provided for in this paragraph, Dealer agrees to reimburse Lender for such amounts within ten (10) days after demand.

            (b) If Dealer makes any settlement with a debtor on any of the notes without Lender's prior written consent, or in the event that any of the warranties, representatives and/or covenants of Dealer's set forth herein or in any note offered to Lender shall not be fully complied with or shall be found to be untrue or materially misleading, Dealer shall be liable to Lender for the unpaid balance of any such notes and Dealer hereby agrees that, at Lender's option and Immediately upon Dealer's request therefor, Dealer will repurchase any Lender's notes from Lender and Dealer further agrees that Dealer will not contest said transfer and reassignment of any such notes made pursuant to the terms hereof.

            (c) Lender's rights and remedies hereunder shall be cumulative and Lender may exercise any right or remedy, whether against the debtors under the notes, against the security therefor, against the sums withheld or retained by Lender hereunder, against Dealer or against any combination of the foregoing, in such order as Lender sees fit without thereby releasing any other right Lender may have.

            (d) Lender does not assume any obligation or liability of Dealer's in respect to any note, merchandise or service covered by any note or otherwise, as well as any claim, counterclaim, set-off, or defense of any nature whatsoever alleged or asserted by any debtor arising therefrom or as a result thereof and Dealer will indemnify and hold Lender harmless from and against any and all expense (including, without limitation, attorneys' fees), obligation, liability, loss, damage and penalty incurred or suffered by Lender as the result of or arising out of any liability, obligation, misfeasance, malfeasance, action or omission of ours relating in any way whatsoever thereto or to any applicable federal, state or local law or regulation (including, but not limited to, the provisions of the Federal Truth-In-Lending Act, the Federal Equal Credit Opportunity Act, the Laws of the State of Maryland, and any and all laws and regulations controlling consumer and/or installment credit transactions).

         3. COLLECTIONS. Lender shall have the sole right to make collections on all notes and to notify each debtor of such purchase. Dealer agrees not to solicit or make any collections with respect to any notes sold to Lender except pursuant to Lender's written instruments, and to forward to Lender promptly all communications, inquiries and the identical remittances which Dealer may receive with reference to said notes, and Lender may endorse Dealer's name upon any commercial paper received in payment upon said notes. Lender may audit Dealer's books and records relating to said notes.

         4. HOLDBACK. APPLICABLE IF INITIALLED _____ DEALER _____ LENDER At the time of any assignment of notes by Dealer, Lender may withhold from the agreed purchase price an amount equal to ______ percent of the total unpaid balance of the notes then purchased by Lender, and _____________ days after the date of each such purchase, Lender agrees to pay such holdback to Dealer, provided that, if before such date Lender shall find that there is a breach of warranty or representation regarding any of the notes, if the balances due on said notes cannot be verified, or if for any reason any of the notes are not acceptable to Lender, the amount to be paid to Dealer from the holdback shall be diminished by the amount of the unpaid balance of each such note, less the discount as shown by Lender's records, and Lender shall release to Dealer all right and interest which Lender may have in respect to the particular notes deducted from the holdback.

         5. RESERVE. APPLICABLE IF INITIALLED _____ DEALER _____ LENDER

            (a) From the amount which Lender agrees to pay upon each assignment or transfer by Dealer or any notes, Lender may retain an amount equal to ________ percent of the total unpaid balance of all the notes then purchased by Lender, to be called a Reserve Fund.

            (b) From the amount which Lender agrees to pay upon each assignment or transfer of any notes, Lender may retain from the finance charge contained in each such note $___________ per $100 per annum as Lender's sole property. All that part of the finance charge in excess thereof shall be called a Reserve Fund.

                Dealer agrees to use only those rate charts which shall be first approved by Lender. It is agreed that Dealer shall within ten (10) days of Lender's request, repurchase for cash any notes in default which are endorsed "With Recourse," "Repurchase," or "partial Recourse" without charging such notes to the Reserve Fund. However, all such notes and all other notes purchased by Lender under the terms of any other agreement may, at Lender's option, be charged against said Reserve Fund. The Reserve Fund may at Lender's option, be used to pay any payments and expenses incurred by Lender or other defaults and losses which may occur _________ any and all notes purchased by Lender from Dealer which Dealer has not repurchased or upon those notes which Dealer has agreed to repurchase, but has not paid lender the entire balance of said notes. The repurchase price shall be the full amount remaining unpaid under the note plus all expenses incurred by Lender.

                The Reserve Fund shall be subject to the terms and conditions as follows:

                (a) It shall be in Lender's entire discretion and judgment as to which notes shall be considered losses or in default and when such notes shall be charged against said Reserve fund.

                (b) Upon charging a note against the said Reserve Fund Lender shall be obligated to reassign such note to Dealer in the event the note is fully paid thereby and in the event Dealer requests such reassignment in writing.

                (c) If Lender has taken any action, whether by suit or otherwise, upon any such note, or security therefor, Lender will only be obligated to reassign to Dealer the rights which Lender then has in any such note or security.

                (d) Unless such reassignment is so requested by Dealer, the notes charged against said Reserve Fund shall be held by Lender as part of said Reserve Fund and any collections upon such notes shall be added to and treated as part of said Reserve Fund.

                (e) The Reserve Fund may be used at Lender's option by Lender to satisfy any losses, costs, damages, or expenses which Lender may suffer or incur by reason of Dealer's default or of any breach by Dealer of any of the provisions set out in this agreement or because of any breach or default of any of the provisions in the notes purchased pursuant to the terms of this agreement.

                (f) Every _______ months after the date of this agreement, or more often if Lender desires, Lender shall determine if the amount in said Reserve Fund exceeds ____ percent of the unpaid balances of all notes which Lender has purchased from Dealer, and which are then unpaid. The amount of any such excess so purchased from Dealer, and which are then unpaid. The amount of any such excess so determined shall be paid by Lender to Dealer, provided Dealer has complied with the terms and provisions of this agreement, and further provided that such excess so determined shall not be paid by Lender to Dealer which would reduce the Reserve Fund below the Amount of $200.00. There shall be no obligation upon lender under this sub-paragraph, unless Lender receives from Dealer a written request for an accounting is desired. In the event Dealer stops selling notes to Lender, or Lender stops buying notes from Dealer, Lender may hold and apply the Reserve Fund until Liquidation of all notes purchased from Dealer.

                (g) Lender may charge Dealer's regular or special reserve account or reduce Dealer's advance to provide Lender with a minimum charge of $____________ on any note.

                (h) In the event that any note is prepaid, refinanced, or if the goods securing the same are repossessed or if Lender shall sustain any loss with respect to any note, Dealer agrees to refund to Lender the same percentage of all reserves credited to or paid Dealer on such note as the amount of refund which Lender makes bears to the amount of the original finance charge exclusive of insurance premiums.

                (i) The Reserve Fund shall remain in Dealer's possession until paid out to Lender in accordance with the foregoing and Lender agrees to sign all documents requested by Dealer to perfect Dealer's Lien on said Reserve Fund, and Lender covenants not to encumber or pledge or otherwise transfer said funds, and that said funds shall not be the subject of any of Lender's creditors' claims.

         6. TERMINATION. Either Dealer or Lender may terminate this agreement at any time in writing to that effect to the other; but such notice shall not effect any obligation hereunder on the part of either party to this agreement, which arose out of purchase of notes hereunder prior to the termination.

         7. WAIVER. The waiver of any default hereunder shall not operate as a waiver of successive defaults, but all rights hereunder shall continue notwithstanding one or more waivers. No waiver or change of any provision herein shall be binding on Lender unless evidenced in writing signed by Lender and this agreement shall inure to and bind the respective legal representatives, successors and assigns of the parties to this agreement, and any company affiliated with Lender which may transact business hereunder.

         This agreement shall be deemed as being made in the State of Maryland and shall be governed by and construed in accordance with the laws of the State of Maryland. This agreement is valid and enforceable only if signed by an officer of Dealer's corporation if Dealer is a valid corporation, if signed by the owner if Dealer is a sole proprietorship, or if signed by all partners if Dealer is a partnership.

         WITNESS our hands and seal the date first above written.


ROSE SHANIS CO., INC.
         LENDER

BY____________________________      BY_______________________________________


                                    BY_______________________________________
                                      NAME                         TITLE

         GUARANTY. If completed, the undersigned, jointly and severally if more than one, do hereby absolutely and unconditionally PERSONALLY guarantee to Lender and its assigns the prompt payment of all funds due Lender under the Agreement and/or the prompt performance of all requirements of the Agreement if Dealer defaults on the Agreement in any manner. Each of the undersigned expressly waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty and notice of any kind with respect to said Agreement or this Guaranty or the performance of the obligations under said Agreement or this Guaranty. Each of the undersigned consent to and agrees to be bound by all terms and provisions of the Agreement.



---------------------------------   ------------------------------------------
WITNESS                                     GUARANTOR


---------------------------------   ------------------------------------------
WITNESS                                     GUARANTOR


---------------------------------   ------------------------------------------
WITNESS                                     GUARANTOR


---------------------------------   ------------------------------------------
WITNESS                                     GUARANTOR